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                                      [PYXIS TECHNOLOGY SOLUTIONS LIMITED LOGO]

                           E-STORE PROJECT AGREEMENT

                            SOFTWARE DEVELOPMENT FOR

                                "I-SITES, INC."

                                   ISSUED BY

                       PYXIS TECHNOLOGY SOLUTIONS LIMITED
                          UNIT NO-2, SDF BLOCK 1,VEPZ
                                 VISAKHAPATNAM
                         ANDHRA PRADESH (India)-530046

                                      And

                      DIVERSIFIED BUSINESS CONCEPTS, INC.
                              3000 University Dr.
                                   Suite "I"
                            Coral Springs, Fl 33065

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                               TABLE OF CONTENTS:

SECTION:                                                                    PAGE
1.        PURPOSE ..................................................        3

2.        PROJECT DEFINITION AND SCOPE .............................        3

3.        PROJECT MANAGEMENT .......................................        4

   3.1    SYSTEM ENVIRONMENT..........................................      4
   3.2    PROJECT IMPLEMENTATION METHODOLOGY........................        4

4.        PROJECT EXECUTION AND DELIVERY ...........................        7

   4.2    Project Cost..............................................        9

5.        PAYMENT PLAN / SCHEDULE ..................................        9

6.        DELIVERABLES: ............................................        10

7.        POST IMPLEMENTATION SUPPORT ..............................        10

8.        CHANGES ..................................................        10

9.        TERMS AND CONDITIONS OF THE AGREEMENT ....................        11

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                                      [PYXIS TECHNOLOGY SOLUTIONS LIMITED LOGO]

1. PURPOSE

The purpose of this Document is to describe the services, Pyxis Technology Solutions Limited, (Supplier) and Diversified Business Concepts, Inc. (DBCI) (Project Coordinator) will provide to Customer, I-SITES, INC. under the terms and conditions of this Project Agreement. The Agreement represents the complete and total understanding of the parties regarding the services to be provided under this Agreement.

Pyxis Technology Solutions Limited and DBCI will Provide Services to design, develop, test and implement software for the E-STORE in order to deliver to I-SITES, INC. as per Functional Requirement in Annexure-1.

2. PROJECT DEFINITION AND SCOPE

This Section Outlines the scope of work required to meet I-SITES, INC. schedule and functional requirements.

PROJECT OBJECTIVES  / GOALS :
Development of an online portal (e-store) that empowers anyone to open an online store dynamically. This would include a store-building wizard that would allow individuals and small online businesses to select the products they want to sell and to customize the look and feel of their storefront.

This will include a search engine and the shopping cart and seamlessly integrate with the database of I-sites.

E-store would provide all hosting, transaction processing, customer service, order fulfillment, merchandising and marketing programs. Anyone who has an Internet marketing idea can get the necessary tools and product catalog to create a successful online store quickly and easily.

         --       Functional Requirement specifications are as per Annexure-1.

         -- All the required Hardware and Licensed Software required to install/ run the application is to be purchased by I-SITES, INC. and the supply of the above is not in the scope of Pyxis Technology Solutions Ltd. In case I-SITES, INC. requires the product to be tested by any specific testing package tool then the same has to be procured by I-SITES, INC.

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3. PROJECT MANAGEMENT

The Section attempts to present the information with regard to proposed software tools, development methodology, plans/schedules of implementation, documentation formats, application support, manpower skills and other related aspects for successful and effective project implementation. Pyxis technology Solutions limited conforms to I-SITES, INC. preferred route for SAT (Site Acceptance Test).

3.1 SYSTEM ENVIRONMENT

OPERATING ENVIRONMENT
Windows-2000 server with IIS (Internet Information Server)

DATABASE
SQL Server 2000

DEVELOPMENT TOOLS
ASP (Active Server Pages), VB COM, HTML and Java Script

3.2 PROJECT IMPLEMENTATION METHODOLOGY

Our methodology for implementation of the System would be as under:

3.2.1 Initial Kick-Off Meeting: On confirmation of order, Pyxis Technology Solutions Limited will organize a "kick-off" meeting with the customer's representatives to signify start of project.

-- I-SITES, INC. will designate its project facilitator / project manager who will liaise with PTSL and DBCI on project implementation / scope, approval of specs and requirements and making decisions for implementation of application. He will work as overall project manager with authority on project activities.

-- PTSL project leader will conduct review of detailed design; lead the development team for development, testing and quality assurance along with the implementation support. PTSL will be responsible for the project development. PTSL project leader will report to I-SITES, INC. project manager.

The following aspects will be reviewed in detail during the kick-off meeting:

-- Activities identified in the implementation process and allocation of responsibilities between PTSL & I-SITES, INC.
--       Hardware Availability / Site-preparation discussions
--       Project guidelines and implementation methodology

After the kick-off meeting PTSL Project Leader will prepare a detailed project schedule and submit the same for approval by I-SITES, INC..


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3.2.2 Mobilization: This phase requires PTSL to identify and mobilize the manpower required for the project within a week after project kick-off. One PTSL Project Leader will be assigned to co-ordinate and manage and control all aspects of the project life cycle with respect to the analysis, design, development, quality assurance and adherence to delivery schedules. I-SITES, INC. will appoint a one-point coordinator (I-SITES, INC. Project Manager) responsible for issues related to finalization of specifications, project management and implementation, on behalf of customer.

3.2.3 Review of Technical Design and Specifications: PTSL will appoint a functional consultant to review further and refine I-SITES, Inc.'s design specs. The functional consultant will work closely with I-SITES, INC. coordinator in:

--       Understanding the systems & procedures
--       Conducting customer interviews
--       Discussing integration issues
--       Laying down standards (File updates, primary keys, foreign keys, validation rules)
--       Development of specifications document

A revised design and specifications document will be prepared after the above, which would clearly state the requirements, objectives, constraints and controls. The document would have to be approved by I-SITES, INC. in order for the process to move forward.

The following elements of the application being developed will be studied in this process:


3.2.4 Detailed Design and Development: PTSL will commence coding the application at its development center in VEPZ, Visakhapatnam). PTSL shall have to use its own development platform (hardware, database and development tools) for the development of the application at its development center.


3.2.5 Database Design: Database design involves the design of the table structures, views, etc., on the basis of the customization to be carried out MS SQL may be used to generate the database design. The structures thus created may have to be fine-tuned (normalized / de-normalized) to gear up for performance.


3.2.6 Program Level development plan and project schedule: A detailed schedule will be prepared that will specify all areas of the development activities and time frames / completion dates related to each activity / program development, along with the resources identified to execute each activity. The program development life cycle is detailed to the extent of development, testing and Quality Assurance for the application. The programs will be developed in accordance to the detailed project plan. The development plan would include program development, checkout, program level documentation and QC.


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3.2.7 Internal Testing and Quality Assurance: Each program would pass through the Program Test / Code Review phase. PTSL would test the entire application to ensure accuracy of the data entered, updated, processed and reported. The system checkout will also highlight non-adherence to specifications and items missed out during the development process. I-SITES, INC. shall provide sample test case data for the purpose.

3.2.8 Site Acceptance Test: I-SITES, INC. will be invited to conduct a detailed site acceptance test (at PTSL's Development center in VEPZ, Visakhapatnam). PTSL will coordinate with I-SITES, INC. for the acceptance test plan and execution with test cases in a step-by-step manner. Any minor changes or improvements identified would also be incorporated during test stage or soon after the test completion. I-SITES, INC. will sign the site acceptance if the specifications and requirements have been met and found to be functionally satisfactory.

Note: I-SITES, INC. will provide data for testing including a spreadsheet model containing validated results for specific calculations of the system. The same will be used for internal testing by PTSL for reconciliation before site Acceptance Test is taken up.

3.2.9 User Training On E-store: PTSL shall provide detailed training on the usage of the applications for two System Administrators either at I-SITES, INC. or at PTSL.

In case the Training is to be given at I-SITES, INC. Site the expenses of Engineers employed, and the training infrastructure are to be borne by I-SITES, INC. and are not included in the estimate given in this Contract.

Expenses include
Travel (Air Travel)
Boarding and Lodging in a Decent Hotel *
(* For the period of Training)
Training Infrastructure

The training will be specific to the business processes of I-SITES, INC. systems implementation.

3.2.10 User Documentation: I-SITES, INC. will be provided with a complete set of user documentation of entire application as part of the proposal. PTSL shall deliver one soft copy and one hard copy of the documentation. Typical Structure / Format of User Documentation includes:

         --       Overview of application system
         --       Module wise documentation in the format of:
                  --       Function/module item with its purpose
                  --       Screen print of the screen
                  --       Brief description of the function module
                  --       Description of each item of the screen
                  --       Messages and error processing details
                  --       Authorization rules and roles for the module
                  --       Remarks or notes

Soft copy will be delivered in MS-Word-97 files.


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3.2.11 System Documentation: I-SITES, INC. will be provided with a complete set of system / technical documentation of the entire application as part of the proposal. PTSL shall deliver one soft copy (using MS-Word-97) and one hard copy of the documentation. Typical Structure / Format of System documentation includes:

         --       Overview of application system
         --       System Architecture detailing Hardware, DBMS and System
                  Software
         --       Module wise technical documentation in the format of:
                  --       Function with its purpose and Screen print of screen
                  --       Brief description of the function module
                  --       Description of each item of the screen
                  --       Inputs and Outputs for the module
                  --       Database information (tables and columns used along
                           with mode of usage)
                  --       Remarks or notes

Soft copy will be delivered in MS-Word-97 files.

3.2.12 Live Run: The users would enter live data and process them for a period of 15 days during which PTSL shall provide constant improvements and enhancements. The reports for the same will be reviewed and the site acceptance is further confirmed by I-SITES, INC.

If case the enhancements are to be made at I-SITES, INC. locality then, the expenses of the engineers employed as mentioned above must be bourn by I-SITES, INC. and are not included in the estimate given in this Contract.

It is PTSL's commitment to meet the highest software quality and standards along with the successful project implementation meeting all requirements and expectations of I-SITES, INC.

4. PROJECT EXECUTION AND DELIVERY

The development and testing of the product will be done at Pyxis development center in Visakhapatnam, India. The standard ISO procedures implemented at Pyxis will be used for the development of the product.

The System will be implemented using the Development life cycle as shown in the figure below. This approach essentially refers to the testing of software against the technical specifications during each stage of its life cycle to ensure conformance.

Each of the phases in the methodology is iterative in nature. This implies that a review of the current phase can be done at any time as well as at the end of each phase. The results of the review may force a return to the previous phase so that a change can be rippled through the current phase.


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The arrows leaving the middle of a phase rectangle indicate that the linked phase can be parallel to the previous phase though lagging behind. Arrows leaving the right hand side of a phase imply that this phase must be completed before the target phase can be executed.

The Integration and Test phase has the most important tasks of:

--       Detecting errors of design and implementation
--       Prevent the propagation of errors through the system
--       To minimize the risk of delay caused by such errors.

It consists of a series of stages so that for any item the accepted test criteria must be passed before the test can progress to the next layer. However, final testing will continue as each new subsystem is added to the phase.

[CHART]


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4.1 PROJECT ACTIVITY BREAK-UP

Specific activities, milestones and checkpoints are presented in the table below Effective from the date of signing of the agreement:

---------------------------------------------------------------------------------------------------------------------------------
         ACTIVITY                               AGENCY                  SCHEDULE   SCHEDULE      ACTUAL     ACTUAL       CALENDAR
                                                                        FROM       TO            FROM       TO           DAYS
---------------------------------------------------------------------------------------------------------------------------------
1        Revise specs and prepare               PTSL/I-SITES,INC.                                                         10 days
         technical specification                DBCI
---------------------------------------------------------------------------------------------------------------------------------
2        APPLICATION DEVELOPMENT & TESTING
---------------------------------------------------------------------------------------------------------------------------------
         Develop application as per specs       PTSL                                                                      25 days

---------------------------------------------------------------------------------------------------------------------------------
         Internal Testing and fine tuning       PTSL                                                                      10 days

---------------------------------------------------------------------------------------------------------------------------------
3        SITE ACCEPTANCE TEST                   I-SITES, INC.                                                             5

---------------------------------------------------------------------------------------------------------------------------------
4        Live run of applications and           I-SITES,INC./PTSL                                                         15 days
         Implementation sign-off                DBCI
---------------------------------------------------------------------------------------------------------------------------------

4.2 PROJECT COST

   Total estimated cost             --        $48,000*

*Inclusive of Integration with I-sites

5. PAYMENT PLAN / SCHEDULE

The total Consideration for the project is Forty-eight Thousand dollars. The Payment shall be made in accordance with the progress of the project in the following way

  ---------------------------------------------------------------------------------------
  PERCENTAGE OF TOTAL AMOUNT                   STAGES OF PAYMENT
  ---------------------------------------------------------------------------------------
  30                                           On signing of Agreement
  ---------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------
  40                                           On submitting for Testing
  ---------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------
  20                                           After Acceptance of Testing
  ---------------------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------
  10                                           After sign-off
  ---------------------------------------------------------------------------------------


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6. DELIVERABLES:

The following are the Deliverables:

         a)       System Specifications
         b)       Software or Source Code
         c)       User and Operations Manuals

7. POST IMPLEMENTATION SUPPORT

7.1 PTSL will provide continued and qualitative support for 30 days from the day of installation at I-SITES, INC. Pty or 30 days from the date of delivery of the software which ever is earlier.

7.2 PTSL will provide continued and qualitative support on long-term basis.

A separate contract with PTSL has to be signed for annual maintenance as per customer choice.

8. CHANGES

During the course of the project the need to make changes to various aspects of the project may arise. If the changes to be done exceeds 25% of the cost of the project calculated as per the man-hour rate a separate contract has to be signed by PTSL and I-SITES, INC. Pty. If the changes to be done are less than 25% of the project cost calculated as per the man hour rate a flat rate of $10.00 per hour will be charged by PTSL to accomplish the changes.


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9. TERMS AND CONDITIONS OF THE AGREEMENT

1. The "Effective Date" is the date on which the Agreement is signed by Pyxis technology solutions Ltd and I-SITES, INC.

2. The "Expiration Date" is 30 days from the day of installation at I-SITES, INC. or 30 days from the date of delivery of the software which ever is earlier.

3. "Term of this Agreement" begins on the Effective Date and runs through the signing of this contract to the Expiration Date.

4. Limitation of Liability. Neither party shall be liable to the other under this Agreement for any special, indirect, incidental, punitive, exemplary or consequential damages.

5. Specific Performance. During the Term of this Agreement, either party may seek specific performance of any provision of this Agreement as provided; the party seeking such performance is not in material breach of its obligations.

6. Resolution of Disputes Under This Agreement. Disputes arising under or in connection with this Agreement, including requests for specific performance, shall be resolved in a court of competent jurisdiction or, at the election of both parties (except for any dispute over whether a policy adopted by the Board is a Consensus Policy, in which case at the election of either party), by an arbitration conducted as provided in this Section pursuant to the National Arbitration Rules of the Indian Arbitration Association ("IAA"). The arbitration shall be conducted in English and shall occur in VIZAG, INDIA. There shall be three arbitrators: each party shall choose one arbitrator and, if the two arbitrators are not able to agree on a third arbitrator, the IAA shall choose the third. The parties shall bear the costs of the arbitration in equal shares, subject to the right of the arbitrators to reallocate the costs in their award as provided in the IAA rules. The parties shall bear their own attorneys' fees in connection with the arbitration, and the arbitrators may not reallocate the attorneys' fees in conjunction with their award. The arbitrators shall render their decision within ninety days of the initiation of arbitration. In all litigation involving Pyxis Technology Solutions Ltd concerning this Agreement (whether in a case where arbitration has not been elected or to enforce an arbitration award), jurisdiction and exclusive venue for such litigation shall be in a court located in Vizag, INDIA however, the parties shall also have the right to enforce a judgment of such a court in any court of competent jurisdiction. For the purpose of aiding the arbitration and/or preserving the rights of the parties during the tendency of an arbitration, the parties shall have the right to seek temporary or preliminary injunctive relief from the arbitration panel or a court located in Vizag INDIA, which shall not be a waiver of this arbitration agreement.


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7.       Bankruptcy: - The filing of a petition of bankruptcy, Weather voluntary or involuntary or appointment of the receiver or trustee for all or part of either party's property or making of an assignment for the benefit of either party's creditor's shall be deemed to be a breach of the agreement and non-bankruptcy party may immediately at it's sole discretion cancel the agreement.

8.       Termination.

         (A) In the event an arbitration award or court judgment is rendered specifically enforcing any provision of this Agreement or declaring a party's rights or obligations under this Agreement, either party may, by giving written notice, demand that the other party comply with the award or judgment. In the event that the other party fails to comply with the order or judgment within ninety days after the giving of notice (unless relieved of the obligation to comply by a court or arbitration order before the end of that ninety-day period), the first party may terminate this Agreement immediately by giving the other party written notice of termination.

9. Assignment. Neither party may assign this Agreement without the prior written approval of the other party, such approval not to be unreasonably withheld. Notwithstanding the foregoing sentence, a party may assign this Agreement by giving written notice to the other party in the following circumstances, provided the assignee agrees in writing with the other party to assume the assigning party's obligations under this Agreement.

10. Notices, Designations, and Specifications. All notices to be given under this Agreement shall be given in writing at the address of the appropriate party as set forth below, unless that party has given a notice of change of address in writing. Any notice required by this Agreement shall be deemed to have been properly given when delivered in person, when sent by electronic facsimile, or when scheduled for delivery by internationally recognized courier service.

If to Diversified Business Concepts, Inc. for Pyxis Technology Solutions Ltd:
                  DIVERSIFIED BUSINESS CONCEPTS, INC.
                  SUITE "I"
                  CORAL SPRINGS, FL 33065


If to I-SITES, INC. addressed to:
                  I-SITES, INC.
                  1021 IVES DAIRY ROAD
                  SUITE 117
                  MIAMI, FLORIDA  33179


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12.      Dates and Times. All dates and times relevant to this Agreement or its performance shall be computed based on the date and time observed in Vizag, INDIA.

13. Language. All notices, designations, and specifications made under this Agreement shall be in the English language.

14. Entire Agreement. This Agreement constitutes the entire agreement of the parties here to pertain for this supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties on that subject. This Agreement is intended to coexist with any Registrar Accreditation Agreement between the parties.

15. Amendments and Waivers. No amendment, supplement, or modification of this Agreement or any provision hereof shall be binding unless executed in writing by both parties. No waiver of any provision of this Agreement shall be binding unless evidenced by a writing signed by the party waiving compliance with such provision. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives.

I-SITES, INC.



            BY:   /S/  BRIAN D. COHEN
               ---------------------------
            MR. BRIAN D. COHEN
            PRESIDENT

            DATE:  MARCH 6, 2002

DIVERSIFIED BUSINESS CONCEPTS, INC.



            BY:   /S/  GREGORY A. PANGBURN
               ---------------------------
            MR. GREGORY A. PANGBURN
            PRESIDENT

            DATE:  MARCH 6, 2002


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